Exhibit 4.4(a)

SOUTHERN POWER COMPANY,
ISSUER

WELLS FARGO BANK, NATIONAL ASSOCIATION,
TRUSTEE

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH,
PAYING AGENT

TENTH SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 20, 2016

SERIES 2016A 1.000% SENIOR NOTES

DUE JUNE 20, 2022

TABLE OF CONTENTS1

_______________________________
1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS TENTH SUPPLEMENTAL INDENTURE is made as of the 20th day of June, 2016, by and among SOUTHERN POWER COMPANY, a corporation duly organized and existing under the laws of the state of Delaware having its principal place of business at 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308 (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, 150 East 42nd Street, 40th Floor, New York, New York 10017 (the “Trustee”), ELAVON FINANCIAL SERVICES LIMITED UK BRANCH, a limited liability company registered in Ireland, acting through its UK Branch, 125 Old Broad Street, Fifth Floor, London EC2N 1AR as paying agent (the “Paying Agent”) and ELAVON FINANCIAL SERVICES LIMITED as transfer agent (the “Transfer Agent”) and Securities Registrar.
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of June 1, 2002 (the “Original Indenture”), with Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as heretofore supplemented;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Tenth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of unsecured senior debentures or notes or other evidence of indebtedness (the “Senior Notes”) may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Tenth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Series 2016A Senior Notes
SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2016A 1.000% Senior Notes due June 20, 2022 (the “Series 2016A Notes”).
There are to be authenticated and delivered €600,000,000 principal amount of Series 2016A Notes, and such principal amount of the Series 2016A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2016A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2016A Notes. Any such additional Series 2016A Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). No Series 2016A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2016A Notes shall be issued in fully registered form.
The Series 2016A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Global Securities representing the Series 2016A Notes shall be deposited with, or on behalf of, Elavon Financial Services Limited, as common depositary for Euroclear and Clearstream, and registered in the name of such common depositary or its nominee for the accounts of Euroclear and Clearstream.
The Company designates the office of the Paying Agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR and designates the office of the Transfer Agent and Securities Registrar at Block E, Cherrywood Business Park, Loughlinstown, Dublin as an agency where the Series 2016A Notes may be presented for payment, exchange or registration of transfer, in each case as provided for in the Indenture.
The form of the Trustee’s Certificate of Authentication for the Series 2016A Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series 2016A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
The Series 2016A Notes will not have a sinking fund.
SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Business Day” means a day other than a Saturday or Sunday, (i) which is not a day on which banks in The City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
“Clearstream” means Clearstream Banking, société anonyme.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the maturity of the Series 2016A Notes, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.
“Depositary” means, with respect to Series 2016A Notes issuable in whole or in part in the form of one or more Global Securities, a common depositary for the accounts of Clearstream and Euroclear.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
“Interest Payment Date” means June 20 of each year, commencing June 20, 2017.
“Original Issue Date” means June 20, 2016.
“Regular Record Date” means, with respect to each Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day) or if the Series 2016A Notes are represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding such Interest Payment Date.
“Stated Maturity” means June 20, 2022.
SECTION 103. Payment of Principal and Interest; Appointment. The principal of the Series 2016A Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series 2016A Notes shall bear interest at the rate of 1.000% per annum until paid or duly provided for. Interest shall be paid annually in arrears on the Interest Payment Date to the Person in whose name the Series 2016A Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable.

Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2016A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2016A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2016A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the Series 2016A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2016A Notes shall be computed and paid on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last Interest Payment Date (or the Original Issue Date, if no interest has been paid on the Series 2016A Notes) to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest is payable on the Series 2016A Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. If the Stated Maturity or any Redemption Date of the Series 2016A Notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.
All payments of interest and principal, including payments made upon any redemption of the Series 2016A Notes, will be payable in euro. If, on or after the Original Issue Date, the Company is unable to obtain euro in amounts sufficient to make a required payment under the Series 2016A Notes due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Series 2016A Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Series 2016A Notes so made in U.S. dollars will not constitute an Event of Default under the Series 2016A Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Principal of, premium, if any, and interest on the Series 2016A Notes will be payable at the office of the Paying Agent or, at the Company’s option, payment of interest may be made by check mailed to the Holders of the Series 2016A Notes at their respective addresses set forth in the Security Register; provided that all payments of principal, premium, if any, and interest with respect to the Series 2016A Notes represented by one or more Global Securities deposited with, or on behalf of, the Depositary, and registered in the name of the nominee of the Depositary will be made through the facilities of the Depositary.
The Paying Agent with respect to the Series 2016A Notes shall initially be Elavon Financial Services Limited, UK Branch. The Transfer Agent and the Securities Registrar with respect to the Series 2016A Notes shall initially be Elavon Financial Services Limited.
SECTION 104. Denominations. The Series 2016A Notes may be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
SECTION 105. Global Securities. The Series 2016A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Series 2016A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2016A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2016A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2016A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2016A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2016A Notes registered in such names as the Depositary shall direct.
Neither the Company, the Trustee, the Paying Agent, the Transfer Agent, the Securities Registrar nor any agent of the Company, the Trustee, the Paying Agent, the Transfer Agent or the Securities Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series 2016A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2016A Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2016A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to register the transfer of or exchange any Series 2016A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2016A Notes redeemed in part.
SECTION 107. Redemption at the Company’s Option.
(a) Optional Redemption.
The Series 2016A Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice, at Redemption Prices equal to the greater of (1) 100% of the principal amount of the Series 2016A Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2016A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to but not including the Redemption Date on an ACTUAL/ACTUAL (ICMA) day count basis, at the applicable Comparable Government Bond Rate plus 22.5 basis points, plus, in each case, accrued and unpaid interest on the Series 2016A Notes being redeemed to but not including the Redemption Date.
(b) Redemption for Tax Reasons.
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the Series 2016A Notes, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described in Section 108 hereof with respect to the Series 2016A Notes, then the Company may at any time at its option redeem, in whole, but not in part, the Series 2016A Notes on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Series 2016A Notes, together with accrued and unpaid interest thereon to but not including the Redemption Date.

(c) General.
In the event of redemption of the Series 2016A Notes in part only, a new Series 2016A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.
Notice of redemption shall be given as provided in Section 1104 of the Original Indenture except that any such notice of redemption shall not specify the Redemption Price but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of the Redemption Price with respect to any redemption pursuant to Section 107(a) hereof. The Company shall calculate such Redemption Price and promptly notify the Trustee and the Paying Agent thereof.
Any redemption of less than all of the Series 2016A Notes shall, with respect to the principal thereof, be divisible by €1,000.
SECTION 108. Payment of Additional Amounts.
(a)    The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Series 2016A Notes such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Series 2016A Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts), will not be less than the amount provided in the Series 2016A Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)     to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Series 2016A Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder or beneficial owner if the Holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Series 2016A Notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;
(c)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)    being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code, or any successor provision; or
(e)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
(2)    to any Holder that is not the sole beneficial owner of the Series 2016A Notes, or a portion of the Series 2016A Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such additional amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(3)    to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with any certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such Holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;
(4)    to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from payments on the Series 2016A Notes;
(5)    to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6)    to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)    to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Series 2016A Note, if such payment can be made without such withholding by at least one other paying agent;
(8)    to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Series 2016A Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(9)    to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Series 2016A

Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Series 2016A Notes for investment purposes only nor (B) buying the Series 2016A Notes for resale to a third-party that either is not a bank or holding the Series 2016A Notes for investment purposes only;
(10)    to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(11)    in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).
(b)    The Series 2016A Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Series 2016A Notes. Except as specifically provided under this Section 1.08, the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
(c)    As used under this Section 1.08 and Section 1.07(b) hereof, the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

ARTICLE 2

Miscellaneous Provisions
SECTION 201. Recitals by Company. The recitals in this Tenth Supplemental Indenture are made by the Company only and not by the Trustee, the Paying Agent, the Transfer Agent or the Securities Registrar, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee, the Paying Agent, the Transfer Agent or the Securities Registrar shall be applicable in respect of Series 2016A Notes and of this Tenth Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original

Indenture as supplemented by this Tenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 203. Executed in Counterparts. This Tenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
SECTION 204. Submission of Paying Agent to Jurisdiction in the United States. Each of the Paying Agent, the Transfer Agent and the Securities Registrar irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Tenth Supplemental Indenture. To the fullest extent permitted by applicable law, each of the Paying Agent, the Transfer Agent and the Securities Registrar irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:		SOUTHERN POWER COMPANY
By:	/s/Elliott L. Spencer	By:	/s/William C. Grantham
	Elliott L. Spencer Comptroller and Corporate Secretary		William C. Grantham Vice President, Treasurer and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
		By:	/s/Stefan Victory
Stefan Victory Vice President

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as Paying Agent
		By:	/s/Hamyd Mazrae /s/David Harnett
Hamya Mazrae David Harnett Authorised Signatory Authorised Signatory

ELAVON FINANCIAL SERVICES LIMITED, as Transfer Agent and Securities Registrar
		By:	/s/Hamyd Mazrae /s/David Harnett
Hamya Mazrae David Harnett Authorised Signatory Authorised Signatory

EXHIBIT A

FORM OF SERIES 2016A NOTE

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
 Unless this security is presented by an authorized representative of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream” and, together with Euroclear, “Euroclear/Clearstream”) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of USB Nominees (UK) Limited or in such other name as is requested by an authorized representative of Euroclear/Clearstream (and any payment is made to USB Nominees (UK) Limited or to such other entity as is requested by an authorized representative of Euroclear/Clearstream), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, USB Nominees (UK) Limited, has an interest herein.]1

1[For Global Securities]

NO. __	CUSIP No. 843646 AP5
ISIN No. XS1434560642
Common Code 143456064

SOUTHERN POWER COMPANY
SERIES 2016A 1.000% SENIOR NOTE
DUE JUNE 20, 2022

Principal Amount:	€________________
Regular Record Date:
15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day) or if the Series 2016A Notes are represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding such Interest Payment Date

Original Issue Date:	June 20, 2016
Stated Maturity:	June 20, 2022
Interest Payment Date:	June 20
Interest Rate:	1.000% per annum
Authorized Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Southern Power Company, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ______________________________________ EURO (€______________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on the Interest Payment Date as specified above, commencing on June 20, 2017, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last Interest Payment Date (or the Original Issue Date, if no interest has been paid on the Series 2016A Notes) to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. If the Stated Maturity or any Redemption Date of the Series 2016A Notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day. A “Business Day” shall mean any day, other than a Saturday or Sunday, (i) which is not a day on which banks in The City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
All payments of interest and principal, including payments made upon any redemption of the Series 2016A Notes, will be payable in euro. If, on or after the Original Issue Date, the Company is unable to obtain euro in amounts sufficient to make a required payment under the Series 2016A Notes due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Series 2016A Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Series 2016A Notes so made in U.S. dollars will not constitute an Event of Default under the Series 2016A Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Principal of, premium, if any, and interest on the Series 2016A Notes will be payable at the office of the Paying Agent or, at the Company’s option, payment of interest may be made by check mailed to the Holders of the Series 2016A Notes at their respective addresses set forth in the Security Register; provided that all payments of principal, premium, if any, and interest with respect to the Series 2016A Notes represented by one or more Global Securities deposited with, or on behalf of, the Depositary, and registered in the name of the nominee of the Depositary will be made through the facilities of the Depositary.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

SOUTHERN POWER COMPANY
By:
Title:

Attest:

Title:

{Seal of SOUTHERN POWER COMPANY appears here}

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(Reverse Side of Note)
This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of June 1, 2002, as supplemented, including by a Tenth Supplemental Indenture (the “Supplemental Indenture”) dated as of June 20, 2016, (the “Indenture”), between the Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2016A 1.000% Senior Notes due June 20, 2022 (the “Series 2016A Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
The Series 2016A Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice, at Redemption Prices equal to the greater of (i) 100% of the principal amount of the Series 2016A Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2016A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to but not including the Redemption Date on an ACTUAL/ACTUAL (ICMA) day count basis, at the applicable Comparable Government Bond Rate plus 22.5 basis points, plus, in each case, accrued and unpaid interest on the Series 2016A Notes being redeemed to but not including the Redemption Date.
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the Series 2016A Notes, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, the Company will become obligated to pay additional amounts as described in Section 108 of the Supplemental Indenture with respect to the Series 2016A Notes, then the Company may at any time at its option redeem, in whole, but not in part, the outstanding Series 2016A Notes on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Series 2016A Notes, together with accrued and unpaid interest thereon to but not including the Redemption Date.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the maturity of the Series 2016A Notes, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.
The Trustee shall not be responsible for the calculation of the Redemption Price with respect to any redemption pursuant to Section 107(a) of the Supplemental Indenture. The Company shall calculate such Redemption Price and promptly notify the Trustee and the Paying Agent thereof.
In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.
The Series 2016A Notes will not have a sinking fund.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent, the Transfer Agent, the Securities Registrar and any agent of the Company, the Trustee, the Paying Agent, the Transfer Agent or the Securities Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Paying Agent, the Transfer Agent, the Securities Registrar nor any such agent shall be affected by notice to the contrary.
The Notes of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
_______________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
_______________________________________________________________________________

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________________________

_______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ____________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

B-1